UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2010

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, TULSA, OK	74135
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2010, Matrix Service Company (the “Company”) issued a press release announcing financial results for the third quarter ending March 31, 2010 and first nine months of fiscal year 2010. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On May 7, 2010, the Company issued a press release announcing that its wholly owned subsidiary, Matrix Service Inc. has been awarded a turnkey project in excess of $20 million to construct and install a thermal vacuum chamber test facility at the GPS III Test Facility, owned and operated by Lockheed Martin Space Systems Co., a business unit of Lockheed Martin Corp. The full text of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description

99.1	Press Release dated May 7, 2010, announcing financial results for the third quarter ending March 31, 2010 and the first nine months of fiscal year 2010.

99.2	Press Release dated May 7, 2010, announcing a turnkey project in excess of $20 million to construct and install a thermal vacuum chamber test facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: May 7, 2010	By:	/s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President – Accounting & Financial Reporting and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 7, 2010, announcing financial results for the third quarter ending March 31, 2010 and the first nine months of fiscal year 2010.

99.2	Press Release dated May 7, 2010, announcing a turnkey project in excess of $20 million to construct and install a thermal vacuum chamber test facility.